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                                                                   EXHIBIT 10(k)

                                     ANNEX I


                   SUPPLEMENTAL TERMS TO AMENDED AND RESTATED
                          MASTER REPURCHASE AGREEMENT,
                      DATED AS OF JANUARY 27, 1998, BETWEEN
                    SALOMON BROTHERS HOLDING COMPANY INC AND
                        GREEN TREE FINANCIAL CORPORATION

1. APPLICABILITY. These Supplemental Terms (the "Supplemental Terms") to the Amended and Restated Master Repurchase Agreement (the "Amended and Restated Master Repurchase Agreement", and collectively with these Supplemental Terms, the "Agreement") modify the terms and conditions under which the parties hereto, from time to time, enter into Transactions.

2.    ADDITIONAL DEFINITIONS.

      (a) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Amended and Restated Master Repurchase Agreement.

      (b)   "Buyer" shall refer to Salomon Brothers Holding Company Inc.

      (c) "Consumer Products" refers to consumer goods consisting of personal watercraft, motorcycles, all terrain vehicles, boats, outboard motors, boat trailers, horse trailers, pianos and organs, recreational vehicles and any other asset as shall be acceptable to Buyer in its sole discretion, financed by Seller pursuant to a Retail Installment Contract.

      (d) "Custodial Agreement" shall refer to a custodial agreement, as amended from time to time, among the parties having ownership interests in the related Securities and the party named as custodian therein, providing for the maintenance of ownership records relating to the Securities.

      (e) "Custodian" refers to the party named as custodian in the Custodial Agreement, or any permitted successor thereto.

      (f) "Electronic Ledger" refers to the electronic master record of installment sale contracts of Seller.

      (g)   "FHA" shall refer to the Federal Housing Administration of HUD.


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      (h)   "FHA/VA MH Contracts" shall refer to MH Contracts that are insured by the FHA or guaranteed by the Department of Veterans Affairs.

      (i) "Home Equity Loans" shall refer to the home equity loans secured by first, second or third liens on single family residential real property (including, without limitation, condominiums and planned unit developments) certain documents relating to which have been delivered to Custodian pursuant to the Custodial Agreement and the ownership of which is evidenced by a Trust Receipt issued pursuant to the Custodial Agreement.

      (j) "Home Improvement Loans" means (i) first, second and third-lien home improvement retail installment contracts and promissory notes, whether conventional or insured by the Federal Housing Administration, and including without limitation, all rights to receive payments which are due pursuant thereto and all other proceeds thereof (including any recourse rights against third persons) from and after the related Purchase Date, but excluding any rights to receive payments which are due prior to the related Purchase Date, and (ii) Unsecured Home Improvement Loans.

      (k)   "HUD" shall refer to the Department of Housing and Urban
            Development.

      (l) "List of Home Equity Loans" shall have the meaning set forth in Paragraph 3.

      (m) "List of Home Improvement Loans" shall have the meaning set forth in Paragraph 3.

      (n)   "List of MH Contracts" shall have the meaning set forth in Paragraph
            3.

      (o) "List of Retail Installment Contracts" shall have the meaning set forth in Paragraph 3.

      (p) "Market Value" shall, in addition to the definition set forth in the Amended and Restated Master Repurchase Agreement, provide that:

            (i) the Market Value of any Security shall be determined solely by Buyer;

            (ii) the Market Value of a Security shall be determined by valuing such Security net of any applicable


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                  servicing fee;

            (iii) that a value of zero shall be assigned to any Security which has been delinquent for thirty (30) days or more; and

            (iv) in no event shall the Market Value of a Security exceed the outstanding principal amount thereof.

      (q) "MH Contract" refers to a manufactured housing conditional sales contract, the ownership of which is evidenced by a Trust Receipt issued pursuant to a Custodial Agreement.

      (r)   "Owner" shall have the meaning set forth in the Custodial Agreement.

      (s) "Retail Installment Contract" refers to any retail installment contract between Seller and a third party obligor pursuant to which Seller finances a Consumer Product, all rights to receive payments which are due pursuant thereto, and any "purchase money security interest" (as defined in the Uniform Commercial Code) created in favor of Seller in the Consumer Product financed thereunder.

      (t) "Retail Installment Contract File" shall have the meaning set forth in the Custodial Agreement.

      (u) "Securities" shall refer to MH Contracts, Home Improvement Loans, Home Equity Loans and Retail Installment Contracts; provided, however, that such MH Contracts, Home Improvement Loans, Home Equity Loans and Retail Installment Contracts shall not be deemed to be securities for any federal securities law or state blue sky law purposes.

      (v)   "Seller" shall refer to Green Tree Financial Corporation.

      (w) "Step-Rate" shall refer to the rate of interest on a MH Contract which increases one year after origination to a rate that is specified on the date of origination.

      (x) "Title I Loan" shall refer to a Home Improvement Loan insured under the FHA's Title I Program.

      (y) "Transaction" shall, in addition to the definition set forth in the Amended and Restated Master Repurchase Agreement, refer to deliveries of Securities or cash


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            pursuant to Paragraph 4(a) of the Amended and Restated Master
            Repurchase Agreement and substitutions pursuant to Paragraph 9 of the Amended and Restated Master Repurchase Agreement.

      (z) "Trust Receipt" shall refer to the trust receipt issued by the party named as custodian in the Custodial Agreement that evidences ownership of the Securities indicated thereon.

      (aa) "UCC" refers to the Uniform Commercial Code as in effect in the applicable jurisdiction.

      (bb) "Unsecured Home Improvement Loans" shall refer to Home Improvement Loans that are not secured by mortgaged property.

3. CONFIRMATIONS. Each Confirmation shall be binding upon the parties hereto unless written notice of objection is given by the objecting party to the other party within two (2) business days after the objecting party's receipt of such Confirmation. In the case of Transactions involving MH Contracts, Home Improvement Loans, Home Equity Loans or Retail Installment Contracts, the Purchased Securities shall be identified on a detailed listing to be provided by Seller to Buyer (a "List of MH Contracts" for MH Contracts, a "List of Home Improvement Loans" for Home Improvement Loans, a "List of Home Equity Loans" for Home Equity Loans and a "List of Retail Installment Contracts" for Retail Installment Contracts) and may be identified in the related Confirmation by reference to such lists.

4. INCOME PAYMENTS. So long as no Event of Default shall have occurred and be continuing, Seller shall be entitled to all payments of principal and interest and principal prepayments payable to the holder of the Purchased Securities.

5.    SECURITY INTEREST.

      (a) In the event, for any reason, any Transaction is construed by any court as a secured loan rather than a purchase and sale, the parties intend that Buyer shall have a perfected first priority security interest in all of the Purchased Securities.

      (b) Seller shall pay all fees and expenses associated with perfecting such security interest including, without limitation, the cost of filing financing statements under the UCC.


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      (c)   In the event that Buyer elects to engage in repurchase transactions with the Purchased Securities or otherwise elects to pledge or hypothecate the Purchased Securities, Seller shall, at the request of Buyer and at the expense of Seller, provide Buyer's counterparty in such repurchase transaction with an opinion of counsel to the effect that such counterparty has either an ownership interest or a perfected first priority security interest in such Purchased Securities.

6.    REPRESENTATIONS.

      (a) Each party represents and warrants, and shall on and as of the Purchase Date of any Transaction be deemed to represent and warrant, as follows:

            (i) the execution, delivery and performance of the Agreement and the performance of each Transaction do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant hereto) upon or with respect to any of its properties; and

            (ii) the Agreement is, and each Transaction when entered into under the Agreement will be, a legal, valid and binding obligation of it enforceable against it in accordance with the terms of the Agreement.

      (b) Seller represents and warrants to Buyer, and shall on and as of the Purchase Date of any Transaction be deemed to represent and warrant, as follows:

            (i) the documents disclosed by Seller to Buyer pursuant to these Supplemental Terms are either original documents or genuine and true copies thereof;

            (ii) Seller is a separate and independent corporate entity from the custodian named in the Custodial Agreement, Seller does not own a controlling interest in such custodian either directly or through affiliates and no director or officer of Seller is also a director or officer of such custodian;

            (iii) Seller shall be at the time it delivers any Purchased
                  Securities for any Transaction, and shall continue to be, through the Purchase Date relating to each such Transaction, the legal and


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                  beneficial owner of such Purchased Securities free and clear of any lien, security interest, option or encumbrance except for the security interest created by the Agreement;

            (iv) each MH Contract, Home Improvement Loan and Home Equity Loan conforms, and through the Repurchase Date of the related Transaction shall continue to conform, to the securitization requirements of the most recent related pass-through transaction underwritten or placed on behalf of Seller or any affiliate thereof (which transaction has received an investment grade rating by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. or Moody's Investors Service, Inc.) and otherwise conforms, and through the Repurchase Date of the related Transaction shall continue to conform, to the current standards of institutional securitization applicable to contracts and loans similar in nature to the MH Contracts, the Home Improvement Loans and the Home Equity Loans; all MH Contracts, Home Improvement Loans and Home Equity Loans, individually and in the aggregate, substantially comply, and through the Repurchase Date of the related Transaction shall continue to substantially comply, with each related representation and warranty made in the most recent related pass-through transaction underwritten or placed on behalf of Seller or an affiliate thereof and will otherwise substantially comply, and through the Repurchase Date of the related Transaction shall continue to substantially comply, with each related representation or warranty customarily required under the current standards of institutional securitization applicable to contracts and loans similar in nature to the MH Contracts, the Home Improvement Loans and the Home Equity Loans;

            (v) each Retail Installment Contract conforms to the current standards of securitization in publicly registered asset-backed offerings applicable to contracts similar in nature to the Retail Installment Contracts; all Retail Installment Contracts, individually and in the aggregate, will substantially comply with each related representation or warranty customarily required under the current standards of securitization in publicly registered, highly rated asset-backed offerings applicable to contracts similar to the

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                  Retail Installment Contracts;

            (vi) each MH Contract is, and through the Repurchase Date of the related Transaction will continue to be, secured by a manufactured housing unit that satisfies the conditions for backing a "mortgage related security" as described in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended;

            (vii) each MH Contract, Home Improvement Loan, Home Equity Loan and
                  Retail Installment Contract was originated by Seller directly or through its correspondent network in its ordinary course of business and has not been purchased in any bulk transaction, unless otherwise expressly approved by Buyer in writing;

           (viii) each MH Contract, Home Improvement Loan, Home Equity Loan and Retail Installment Contract was underwritten in accordance with the written underwriting standards of Seller furnished by Seller to Buyer, and no material change to such underwriting standards has occurred since the date of the last written revision to such standards was furnished to Buyer by Seller; and

            (ix) since the date of the most recent financial statement of Seller, delivered by it pursuant to Paragraph 9 hereof, there has been no material adverse change in the financial condition or results or operations of Seller.

      (c) Seller makes the representations and warranties to Buyer concerning the MH Contracts, and shall as of the Purchase Date of any Transaction be deemed to make such representations and warranties, as are set forth at Exhibit A-1 hereto, with respect to those MH Contracts relating to manufactured housing that is not considered to be real property under applicable state law, and Exhibit A-2 hereto, with respect to those MH Contracts relating to manufactured housing that is considered to be real property under applicable state law. Seller further represents and warrants to Buyer that the Exhibit A-1 and A-2 representations and warranties, as applicable, shall continue to be true for all MH Contracts through the Repurchase Date of the related Transaction. The representations and warranties set forth in Exhibits A-1 and A-2 hereto are incorporated herein in their entirety.


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      (d)   Seller makes the representations and warranties to Buyer concerning the Home Improvement Loans and the Home Equity Loans, and shall as of the Purchase Date of any Transaction be deemed to make such representations and warranties, as are set forth at Exhibit B hereto. Seller further represents and warrants to Buyer that the Exhibit B representations and warranties shall continue to be true for all Home Improvement Loans and Home Equity Loans through the Repurchase Date of the related Transactions. The representations and warranties set forth in Exhibit B hereto are incorporated herein in their entirety.

      (e) Seller makes the representations and warranties to Buyer concerning the Retail Installment Contracts, and shall as of the Purchase Date of any Transaction be deemed to make such representations and warranties, as are set forth at Exhibit C hereto. Seller further represents and warrants to Buyer that the Exhibit C representations and warranties shall continue to be true for all Retail Installment Contracts through the Repurchase Date of the related Transactions. The representations and warranties set forth in Exhibit C hereto are incorporated herein in their entirety.

7.    EVENTS OF DEFAULT.

      (a) The term "Event of Default" shall, in addition to the definition set forth in the Amended and Restated Master Repurchase Agreement, include the following events:

            (i) any governmental or self-regulatory authority shall take possession of Buyer or Seller or its property or appoint any receiver, conservator or other official, or such party shall take any action to authorize any of the actions set forth in this clause (i);

            (ii) Buyer shall have reasonably determined that Seller is or will be unable to meet its commitments under the Agreement, shall have notified Seller of such determination and Seller shall not have responded with appropriate information to the contrary to the satisfaction of Buyer within twenty-four (24) hours;

            (iii) the Agreement shall for any reason cease to create either an ownership interest (which ownership interest shall be confirmed upon request of Buyer


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                  in an opinion of counsel provided by Seller) or a valid, first priority security interest in any of the Purchased Securities purported to be covered thereby;

            (iv) a final judgment by any competent court in the United States of America for the payment of money in an amount of at least $1,000,000 is rendered against the defaulting party, and the same remains undischarged for a period of 60 days during which execution of such judgment is not effectively stayed;

            (v) any representation or warranty made by Seller in the Agreement or the Custodial Agreement shall have been incorrect or untrue when made or repeated or when deemed to have been made or repeated or, in the case of continuing representations, shall be untrue in any material respect during the term of any Transaction under the Agreement; or

            (vi) HUD or the FHA shall have withdrawn or adversely modified its approval of Seller to act as an FHA-approved mortgagee and servicer (including an FHA-approved mortgagee and servicer under Title I).

      (b) Upon the occurrence and during the continuance of an Event of Default by Seller:

            (i) all rights of Seller to receive payments which it would otherwise be authorized to receive pursuant to Paragraph 4 of these Supplemental Terms shall cease, and all such rights shall thereupon become vested in Buyer, which shall thereupon have the sole right to receive such payments and apply them to the aggregate unpaid Repurchase Prices owed by Seller; and

            (ii) all payments which are received by Seller contrary to the provisions of the preceding clause (i) shall be received in trust for the benefit of Buyer and shall be segregated from other funds of Seller.

      (c) Any sale of Purchased Securities under Paragraph 11 of the Amended and Restated Master Repurchase Agreement shall be conducted in a commercially reasonable manner.

8.    ADDITIONAL EVENTS OF TERMINATION.


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      (a)   At the option of Buyer, exercised by written notice to Seller, the
            Repurchase Date for each Transaction under the Agreement shall be deemed to immediately occur in the event that:

            (i) Salomon Brothers Inc is not selected to be, or has resigned as, the lead manager or a co-manager for the securitization of any of the MH Contracts;

            (ii) in the judgment of Buyer a material adverse change shall have occurred in the business, operations, properties, prospects or condition (financial or otherwise) of Seller;

            (iii) Buyer shall request written assurances as to the financial well-being of Seller and such assurances shall not have been provided within twenty-four (24) hours of such request; or

            (iv) Seller shall be in default with respect to any normal and customary covenants under any contract or agreement to which it is a party (which covenants include, but are not limited to, an Act of Insolvency of Seller or the failure of Seller to make required payments under such contract or agreement as they become due).

      (b) The events specified in Paragraph 8(a) of these Supplemental Terms which may, at the option of Buyer, cause an acceleration of the Repurchase Date for each Transaction shall be in addition to any other rights of Buyer to cause such an acceleration under the Agreement.

9. FINANCIAL STATEMENTS. As of the date hereof, the parties hereto shall each provide the other with its audited year-end financial statements and its most recent publicly available interim financial statement. The parties hereto shall from time to time each provide the other with audited year-end financial statements and additional publicly available interim financial statements upon the other's reasonable request. Each delivery of Purchased Securities by Seller to Buyer hereunder will constitute a representation by Seller that there has been no material adverse change in Seller's financial condition not disclosed to Buyer since the date of Seller's most recent financial statement delivered to Buyer. Seller shall provide Buyer, from time to time at Seller's expense, with such information of a financial or operational nature as Buyer may reasonably


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      request promptly upon receipt of such request.

10. USE OF PROCEEDS. Seller represents, warrants and covenants that none of the Purchase Price for any Purchased Securities will be used either directly or indirectly to acquire any security, as that term is defined in Regulation G or Regulation T of the Board of Governors of the Federal Reserve System, and that Seller has not taken any action that might cause any Transaction to violate any regulation of the Federal Reserve Board.

11. MINIMUM AND MAXIMUM TRANSACTION AMOUNTS; MARGIN. The parties hereto agree and acknowledge that Transactions hereunder will be entered into by Buyer in its sole discretion and that Buyer is under no obligation to enter into any Transaction with Seller. With respect to any Transaction and without limiting the discretion of Buyer referred to in the foregoing sentence and in Paragraph 16 of these Supplemental Terms:

      (a) the minimum amount of any Transaction under this Agreement shall have a Purchase Price of $5,000,000;

      (b) the aggregate outstanding Purchase Price for Purchased Securities that are Home Improvement Loans shall not exceed $100,000,000 at any one time;

      (c) the aggregate outstanding Purchase Price for Purchased Securities that are Unsecured Home Improvement Loans and Consumer Products shall not exceed $50,000,000 at any one time;

      (d) the aggregate outstanding Purchase Price for all Purchased Securities shall not exceed $300,000,000 at any one time; and

      (e) the percentage used to determine Buyer's Margin Amount shall be as mutually agreed upon by Buyer and Seller but in no event less than
            (i) 110% in the case of Transactions involving Home Improvement Loans (other than Unsecured Home Improvement Loans) and MH Contracts and (ii) 120% in the case of Transactions involving Unsecured Home Improvement Loans and Consumer Products.

12. REPURCHASE PRICE; PRICE DIFFERENTIAL. The Repurchase Price as of any date shall include that portion of the Price Differential that has accrued but has not been paid. The Price Differential shall accrue and be calculated on a daily basis for each MH Contract, Home Improvement Loan, Home


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      Equity Loan and Retail Installment Contract (such calculation to be made on the basis of a 360-day year and the actual number of days elapsed). The Price Differential shall be payable weekly in arrears to Buyer with respect to each MH Contract, Home Improvement Loan, Home Equity Loan and Retail Installment Contract on the earlier of Friday of each week or the termination date for the related Transaction. The Price Differential for any MH Contract, Home Improvement Loan, Home Equity Loan and Retail Installment Contract shall be equal to the product of (i) the Purchase Price and (ii) a per annum percentage 50 basis points (or such other number of basis points as Buyer and Seller may mutually agree) in excess of the prevailing overnight rate on Federal funds (as reported on Page 5 of Telerate) existing at the opening of business on the date of calculation. Payment of the Price Differential to Buyer shall be made by wire transfer in immediately available funds.

13.   ADDITIONAL INFORMATION.

      (a) At any reasonable time, Seller shall permit Buyer, its agents or attorneys, to inspect and copy any and all documents and data in their possession pertaining to each Purchased Security that is the subject of such Transaction. Such inspection shall occur upon the request of Buyer at a mutually agreeable location during regular business hours and on a date not more than two (2) business days after the date of such request.

      (b) Seller agrees to provide Buyer from time to time with such information concerning Seller of a financial or operational nature as Buyer may request.

      (c) Seller shall provide Buyer with copies of all filings made by or on behalf of Seller or its affiliates with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, promptly upon making such filings.

14. BUYER MAY REJECT SECURITIES. Buyer may, in its sole discretion, refuse to purchase any Security offered for sale by Seller under the Agreement or offered as Additional Purchased Securities pursuant to Paragraph 4(a) or for substitution pursuant to Paragraph 9 of the Amended and Restated Master Repurchase Agreement or may require an immediate repurchase of any such Security in the manner provided in the Custodial Agreement. Seller shall have no right to object to such repurchase.



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15.   MARGIN MAINTENANCE.

      (a) Paragraph 4(a) of the Amended and Restated Master Repurchase Agreement is hereby modified to provide that if the notice to be given by Buyer to Seller under such paragraph is given at or prior to 10:00 a.m. New York City time, Seller shall transfer the Additional Purchased Securities or cash to Buyer prior to the close of business in New York City on the date of such notice, and if such notice is given after 10:00 a.m. New York City time, Seller shall transfer the Additional Purchased Securities or cash prior to the close of business in New York City on the business day following the date of such notice.

      (b) Additional Purchased Securities that are MH Contracts, Home Improvement Loans, Home Equity Loans and Retail Installment Contracts that are transferred by Seller to Buyer pursuant to Paragraph 4(a) of the Amended and Restated Master Repurchase Agreement shall be transferred to Custodian for the benefit of Buyer pursuant to the provisions of the Custodial Agreement. Any cash transferred by Seller to Buyer shall be sent via wire transfer in immediately available funds to the account designated by Buyer.

      (c) Paragraph 4 of the Amended and Restated Master Repurchase Agreement is hereby amended by adding the following at the end thereof:

                  "(g) In the case of any Transactions that have a term greater than one business day, any cash paid by either party in respect of a margin payment or reduction made pursuant to paragraph 4(a) or (b) shall be deemed to neither increase or decrease the Purchase Price for purposes of calculating the Price Differential."

16. TRANSACTIONS OPTIONAL; NO COMMITMENT. Notwithstanding any other provision of the Agreement or the Custodial Agreement to the contrary, Buyer shall be under no obligation to enter into Transactions with Seller and the initiation of each Transaction is subject to the approval of Buyer in its sole discretion.

17. ADDITIONAL CONDITIONS. Prior to entering into the initial Transaction under this Agreement, Seller shall cause each of the following conditions to occur:


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      (a)   A Custodial Agreement relating to the MH Contracts, Home Improvement
            Loans, Home Equity Loans and Retail Installment Contracts, in form and substance satisfactory to Buyer, shall have been executed and delivered by the parties thereto;

      (b) Seller shall have disclosed information satisfactory to Buyer with respect to the scheduled maturities and termination provisions of all outstanding credit facilities and debt of Seller; and

      (c) Seller shall, on the Purchase Date of the first Transaction hereunder and, upon the request of Buyer, on the Purchase Date of any subsequent Transaction, cause to be delivered to Buyer, with reliance thereon permitted as to any person or entity that purchases the Securities from Buyer in a repurchase transaction, an opinion of counsel, in form and substance satisfactory to Buyer and its counsel, concerning (i) the authorization and authority of Seller to enter into the Agreement and the Custodial Agreement and Transactions thereunder, (ii) the ownership interest or perfected security interest of Buyer or its agent in the Purchased Securities and (iii) such other matters as Buyer may reasonably require.

18.   SERVICING ARRANGEMENTS.

      (a) The parties hereto agree and acknowledge that, notwithstanding the purchase and sale of the MH Contracts, Home Improvement Loans, Home Equity Loans and Retail Installment Contracts contemplated hereby, Seller shall continue to service the MH Contracts, Home Improvement Loans, Home Equity Loans and Retail Installment Contracts for the benefit of Buyer and, if Buyer shall exercise its rights to sell the MH Contracts, Home Improvement Loans, Home Equity Loans and Retail Installment Contracts pursuant to this Agreement prior to the related Repurchase Date, Buyer's assigns; PROVIDED, HOWEVER, that the obligation of Seller to service the MH Contracts, Home Improvement Loans, Home Equity Loans and Retail Installment Contracts for the benefit of Buyer as aforesaid shall cease upon the payment to Buyer of the Repurchase Price therefor.

      (b) Seller shall service the MH Contracts, Home Improvement Loans, Home Equity Loans and Retail Installment Contracts and shall enforce its rights and the rights of the beneficial owner thereunder in accordance with

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            the standards of a prudent lender in the manufactured housing industry, the home improvement loan industry, the home equity loan industry and the consumer finance industry, as applicable.

      (c) Seller shall service all FHA/VA MH Contracts and all FHA/VA Home Improvement Loans in a manner such that such insurance or guarantee will not be impaired and will remain in full force and effect.

      (d) Buyer may, in its sole discretion if an Event of Default shall have occurred and be continuing, without payment of any termination fee or any other amount to Seller, (i) sell its right to the MH Contracts, Home Improvement Loans, Home Equity Loans and Retail Installment Contracts on a servicing released basis or (ii) terminate Seller as servicer of the MH Contracts, Home Improvement Loans, Home Equity Loans and Retail Installment Contracts with or without cause.

19. TRANSFERS TO THIRD PARTIES. Buyer and Seller agree that, notwithstanding any provision of the Agreement or the Custodial Agreement to the contrary, Buyer may engage in repurchase transactions with the Purchased Securities and may otherwise pledge or hypothecate the Purchased Securities, provided that no such transaction shall relieve Buyer of its obligations under the Agreement.

20. SINGLE AGREEMENT. Paragraph 12 of the Amended and Restated Master Repurchase Agreement is amended by adding at the end thereof the following:

            "Each party to the Agreement agrees that, upon an Act of Insolvency by a party hereto (such party being herein referred to as "Party A") or any of its affiliates or the default by Party A or any of its affiliates under any transaction with the other party hereto or any of such other party's affiliates (such other party or any of its affiliates, a "Non-Defaulting Party"), each Non-Defaulting Party may: (a) liquidate any transaction between Party A and any Non-Defaulting Party, (b) reduce any amounts due and owing to Party A under this or any other transactions between Party A and any Non-Defaulting Party by setting off against such amounts any amounts due and owing to a Non-Defaulting Party by Party A or any of Party A's affiliates, and (c) treat all security for any transactions between Party A and any Non-Defaulting Party as security for all transactions between Party A or any of Party A's affiliates and any Non-Defaulting

            Party.

21. NEW YORK JURISDICTION; WAIVER OF JURY TRIAL. Buyer and Seller hereby agree to submit to the courts of the State of New York in any action or proceeding arising out of this Agreement. Buyer and Seller each hereby waives the right of trial by jury in any litigation arising hereunder.

22. BINDING TERMS. All of the covenants, stipulations, promises and agreements in the Agreement shall bind the successors and assigns of the parties hereto, whether expressed or not.

23. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

24. INCORPORATION OF TERMS. The Amended and Restated Master Repurchase Agreement as supplemented by this Annex I and by Exhibits A-1, A-2, B and C shall be read, taken and construed as one and the same instrument.

                                                                     EXHIBIT A-1


                  REPRESENTATIONS WITH RESPECT TO MH CONTRACTS
                         (NOT RELATING TO REAL PROPERTY)


      1. Payments. The scheduled payment of principal and interest for the next Due Date was made by or on behalf of the obligor (without any advance from Seller or any Person acting at the request of Seller) or was not delinquent for more than 30 days.

      B. No Waivers. The terms of the MH Contract have not been waived, altered or modified in any respect, except by instruments or documents identified in the MH Contract file.

      C. Binding Obligation. The MH Contract is the legal, valid and binding obligation of the obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights general.

      D. No Defenses. The MH Contract is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the MH Contract or the exercise of any right thereunder will not render the MH Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

      E. Insurance. Seller or its agent has monitored the existence of a hazard insurance policy with respect to the manufactured home securing a MH Contract and if Seller has determined that no such policy exists, Seller has arranged for such insurance and has billed the related obligor through its loan account

      F. Origination. The MH Contract was originated by a manufactured housing dealer or Seller in the regular course of its business and, if originated by a manufactured housing dealer, was purchased by Seller in the regular course of its business.

      G. Lawful Assignment. The MH Contract was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the MH Contract to Custodian or the ownership of the MH Contracts by the Owner unlawful.


                                     A-1-1

      H. Compliance with Law. All requirements of any federal, state or local law, including, without limitation, usury, truth in lending and equal credit opportunity laws, applicable to the MH Contract have been complied with and such compliance is not affected by the holding of the MH Contracts by Custodian or the Owner's ownership of the MH Contracts, and Seller shall maintain in its possession, available for Buyer's inspection, and shall deliver to Buyer upon demand, evidence of compliance with all such requirements.

      I. MH Contract in Force. The MH Contract has not been satisfied or subordinated in whole or in part or rescinded, and the manufactured home securing the MH Contract has not been released from the lien of the MH Contract in whole or in part.

      J. Valid Security Interest. The MH Contract creates a valid and enforceable perfected first priority security interest in favor of Seller in the manufactured home covered thereby as security for payment of the outstanding principal balance of such MH Contract and all other obligations of the obligor under such MH Contract; such security interest has been assigned by Seller to Custodian, and Custodian has and will, on behalf of the Owners of the MH Contracts, have a valid and perfected and enforceable first priority security interest in such manufactured home.

      K. Capacity of Parties. All parties to the MH Contract had capacity to execute the MH Contract.

      L. Good Title. In the case of a MH Contract purchased from a manufactured housing dealer, Seller purchased the MH Contract for fair value and took possession thereof in the ordinary course of its business, without knowledge that the MH Contract was subject to a security interest. Seller has not sold, assigned or pledged the MH Contract to any Person other than Custodian.

      M. No Defaults. There was no default, breach, violation or event permitting acceleration existing under the MH Contract and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such MH Contract. Seller has not waived any such default, breach, violation or event permitting acceleration.

      N. No Liens. There are, to the best of Seller's knowledge, no liens or claims which have been filed for work, labor or materials affecting the manufactured home securing the MH Contract which are or may be liens prior to, or equal or coordinate with, the lien of the MH Contract.


                                     A-1-2

      O. Equal Installments. The MH Contract has either a fixed rate or a Step-Rate and provides for level monthly payments which fully amortize the loan over its term.

      P. Enforceability. The MH Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security.

      Q. One Original. There is only one original executed MH Contract, which is held by Seller.

      R. Loan-to-Value Ratio. At the time of its origination each MH Contract had a Loan-to-Value Ratio not greater than 95%; if the related manufactured home was new at the time such MH Contract was originated, the original principal balance of such MH Contract was not in excess of that permitted by Seller's underwriting guidelines in effect at the time the MH Contract was originated.

      S. Primary Resident. At the time of origination of the MH Contract the obligor was the primary resident of the related manufactured home or the primary resident was the child of the obligor.

      T. Not Real Estate. The related manufactured home is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located and such manufactured home is, to the best of Seller's knowledge, free of damage and in good repair.

      U. Notation of Security Interest. If the related manufactured home is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document with respect to such manufactured home is being applied for such title document will be issued within 180 days and will show, Seller as the holder of a first priority security interest in such manufactured home. If the related manufactured home is located in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in manufactured housing, such filings or recordings have been duly made and show Seller as secured party. In either case, Custodian has the same rights as the secured party of record would have (if such secured party were still the owner of the MH Contract) against all Persons claiming an interest in such manufactured home.

      V. Qualified Mortgage for REMIC. Each MH Contract is a


                                     A-1-3

"qualified mortgage" under Section 860G(a)(3) of the Code, and the related manufactured home is "manufactured housing" within the meaning of Section 25(e)(10) of the Code.

      W. FHA/VA MH Contracts. If the MH Contract is a FHA/VA MH Contract, the MH Contract has been serviced in accordance with the FHA/VA regulations, the insurance or guarantee of the MH Contract under FHA/VA regulations and related laws is in full force and effect, and no event has occurred which, with or without notice or lapse of time or both, would impair such insurance or guarantee.

      X. No Adverse Selection. Except for the effect of the representations and warranties made hereunder, no adverse selection procedures have been employed in selecting the MH Contracts.




                                     A-1-4

                                                                     EXHIBIT A-2


                  REPRESENTATIONS WITH RESPECT TO MH CONTRACTS
                           (RELATING TO REAL PROPERTY)


      A. Payments. The scheduled payment of principal and interest for the next Due Date was made by or on behalf of the obligor (without any advance from Seller or any Person acting at the request of Seller) or was not delinquent for more than 30 days.

      B. No Waivers. The terms of the MH Contract have not been waived, altered or modified in any respect, except by instruments or documents identified in the MH Contract file.

      C. Binding Obligation. The MH Contract is the legal, valid and binding obligation of the obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights general.

      D. No Defenses. The MH Contract is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the MH Contract or the exercise of any right thereunder will not render the MH Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

      E. Insurance. Seller or its agent has monitored the existence of a hazard insurance policy with respect to the manufactured home securing a MH Contract and if Seller has determined that no such policy exists, Seller has arranged for such insurance and has billed the related obligor through its loan account

      F. Origination. The MH Contract was originated by a manufactured housing dealer or Seller in the regular course of its business and, if originated by a manufactured housing dealer, was purchased by Seller in the regular course of its business.

      G. Lawful Assignment. The MH Contract was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the MH Contract to Custodian or the ownership of the MH Contracts by the Owner unlawful.


                                     A-2-1

      H. Compliance with Law. All requirements of any federal, state or local law, including, without limitation, usury, truth in lending and equal credit opportunity laws, applicable to the MH Contract have been complied with and such compliance is not affected by the holding of the MH Contracts by Custodian or the Owner's ownership of the MH Contracts, and Seller shall maintain in its possession, available for Buyer's inspection, and shall deliver to Buyer upon demand, evidence of compliance with all such requirements.

      I. MH Contract in Force. The MH Contract has not been satisfied or subordinated in whole or in part or rescinded, and the manufactured home securing the MH Contract has not been released from the lien of the MH Contract in whole or in part.

      J. Interest in Real Property. Each mortgage is a valid first lien in favor of Seller on real property securing the amount owed by the obligor under the related MH Contract subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related MH Contract obtained by Seller and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage. Seller has assigned all of its right, title and interest in such MH Contract and related mortgage, including the security interest in the manufactured home covered thereby, to Custodian. Custodian has and will have a valid and perfected and enforceable first priority security interest in such MH Contract. The MH Contract creates a valid and enforceable perfected first priority security interest in favor of Seller in the manufactured home covered thereby as security for payment of the outstanding principal balance of such MH Contract and all other obligations of the obligor under such MH Contract; such security interest has been assigned by Seller to Custodian, and Custodian has and will, on behalf of the Owners of the MH Contracts, have a valid and perfected and enforceable first priority security interest in such manufactured home.

      K. Capacity of Parties. All parties to the MH Contract had capacity to execute the MH Contract.


                                     A-2-2

      L. Good Title. In the case of a MH Contract purchased from a manufactured housing dealer, Seller purchased the MH Contract for fair value and took possession thereof in the ordinary course of its business, without knowledge that the MH Contract was subject to a security interest. Seller has not sold, assigned or pledged the MH Contract to any Person other than Custodian.

      M. No Defaults. There was no default, breach, violation or event permitting acceleration existing under the MH Contract and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such MH Contract. Seller has not waived any such default, breach, violation or event permitting acceleration.

      N. No Liens. There are, to the best of Seller's knowledge, no liens or claims which have been filed for work, labor or materials affecting the manufactured home securing the MH Contract which are or may be liens prior to, or equal or coordinate with, the lien of the MH Contract.

      O. Equal Installments. The MH Contract has either a fixed rate or a Step-Rate and provides for level monthly payments which fully amortize the loan over its term.

      P. Enforceability. The MH Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security.

      Q. One Original. There is only one original executed MH Contract, which is held by Seller.

      R. Loan-to-Value Ratio. At the time of its origination each MH Contract had a Loan-to-Value Ratio not greater than 95%; if the related manufactured home was new at the time such MH Contract was originated, the original principal balance of such MH Contract was not in excess of that permitted by Seller's underwriting guidelines in effect at the time the MH Contract was originated.

      S. Primary Resident. At the time of origination of the MH Contract the obligor was the primary resident of the related manufactured home or the primary resident was the child of the obligor.

      T. Good Repair. The related manufactured home is, to the best of Seller's knowledge, free of damage and in good repair.


                                     A-2-3

      U. Qualified Mortgage for REMIC. Each MH Contract is a "qualified mortgage" under Section 860G(a)(3) of the Code, and the related manufactured home is "manufactured housing" within the meaning of Section 25(e)(10) of the Code.

      V. FHA/VA MH Contracts. If the MH Contract is a FHA/VA MH Contract, the MH Contract has been serviced in accordance with the FHA/VA regulations, the insurance or guarantee of the MH Contract under FHA/VA regulations and related laws is in full force and effect, and no event has occurred which, with or without notice or lapse of time or both, would impair such insurance or guarantee.

      W. No Adverse Selection. Except for the effect of the representations and warranties made hereunder, no adverse selection procedures have been employed in selecting the MH Contracts.


                                     A-2-4

                                                                       EXHIBIT B

                         REPRESENTATIONS WITH RESPECT TO
                  HOME IMPROVEMENT LOANS AND HOME EQUITY LOANS



      A. List of Loans. The information set forth in the List of Home Improvement Loans and List of Home Equity Loans is true and correct as of its date. (Each such Home Improvement Loan and Home Equity Loan shall be referred to hereafter in this Exhibit as a "Loan.")

      B. Payments. No scheduled payment due under the Loan is more than 30 days delinquent.

      C. Costs Paid and No Waivers. The terms of the Loan have not been waived, altered or modified in any respect, except by instruments or documents identified in the Loan File. All costs, fees and expenses incurred in making, closing and perfecting the lien of the Loan have been paid. The subject real property has not been released from the lien of such Loan.

      D. Binding Obligation. The Loan is the legal, valid and binding obligation of the obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally. In the case of each Loan other than an Unsecured Home Improvement Loan, Seller has delivered, or caused to be delivered, to Custodian the original mortgage, with evidence of recording thereon, or if the original mortgage has not yet been returned from the recording office, a true copy of the mortgage which has been delivered for recording in the appropriate recording office of the jurisdiction in which the real property is located.

      E. No Defenses. The Loan is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Loan or the exercise of any right thereunder will not render the Loan unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

      F. Insurance Coverage. With respect to each Loan other than an Unsecured Home Improvement Loan, Seller has been named as an additional insured party under any hazard insurance on the related real property, to the extent required by Seller's underwriting guidelines. If upon origination of the Loan, the property securing the Loan was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and if flood insurance was required by federal regulation and such flood insurance has been made available in the locale where the mortgaged property is located), the property is covered by a flood insurance policy of the nature and in an amount which is consistent with the servicing standard set forth in Paragraph 18 of the Agreement.

      G. FHA Insurance. If the Loan is a Home Improvement Loan that is a Title I Loan, such Loan was originated in compliance with FHA regulations and is insured, without setoff, surcharge or defense, by FHA insurance. In the case of each such Title I Loan, Seller has, in conformity with FHA regulations, filed all reports necessary for such Loan to be registered for FHA insurance.

      H. Lawful Assignment. The Loan was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Loan to Custodian or the ownership of the Loan by Buyer unlawful or render the Loan unenforceable. With respect to each Loan subject to the Custodial Agreement and therefore eligible for inclusion in a Transaction, Seller has duly executed a valid assignment of the Loan. Each such assignment, any and all documents executed and delivered by Seller pursuant to the Custodial Agreement and this Agreement each constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its respective terms.

      I. Compliance with Law. At the date of origination of the Loan, all requirements of any federal, state and local laws, rules and regulations applicable to the Loan, including, without limitation, usury and truth in lending laws and (if such Loan is a Title I Loan) the FHA regulations have been complied with, and such compliance is not affected by the holding of the Loan by Custodian or Buyer's ownership of the Loan, and Seller shall, for at least the period of this Agreement, maintain in its possession, available for Custodian's inspection, and shall deliver to Custodian upon demand, evidence of compliance with all such requirements.

      J. Loan in Force. The Loan has not been satisfied or subordinated in whole or in part or rescinded, and, in the case of Loans other than Unsecured Home Improvement Loans, the real estate securing such Loan has not been released from the lien of such Loan in whole or in part.

      K. Valid Lien. The Loan has been duly executed and delivered by the obligor, and either: (1) the related mortgage has been duly recorded, or has been delivered to the appropriate governmental authority for recording and will be duly recorded within 180 days, and constitutes a valid and perfected first, second, third or fourth priority lien on the real estate described therein; or
(2) the Loan is an Unsecured Home Improvement Loan. Any related mortgage has been assigned by Seller to Custodian, and Custodian has and will have, on behalf of Buyer, a valid and subsisting lien on the property therein described. Seller has full right to sell and assign the Loans to Custodian.

      L. Capacity of Parties. The signature(s) of the obligor(s) on the Loan documents are genuine and all parties to the Loan had full legal capacity to execute the Loan.

      M. Good Title. Prior to transfer to Custodian, Seller is the sole owner of the Loan and, if such Loan is a Title I Loan, because Custodian is a lender approved by HUD to originate and purchase Title I loans under a valid Title I contract of insurance, has the authority to sell, transfer and assign such Loan to Custodian under the terms of this Agreement. There has been no assignment, sale or hypothecation of the Loan by Seller, except for the transfer of the Loan to Custodian, and except the usual past hypothecation of the Loan in connection with Seller's normal banking transactions in the conduct of its business, which hypothecation terminates upon sale of the Loan under the Amended and Restated Master Repurchase Agreement. Seller has good and marketable title to the Loan, free and clear of any encumbrance, equity, loan, pledge, charge, claim, lien or encumbrance of any type and has full right to transfer the Loan to Custodian.

      N. No Defaults. There was no default, breach, violation or event permitting acceleration existing under the Loan and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Loan (except payment delinquencies permitted by clause (B) above). Seller has not waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by clause (B) above.

      O. Equal Installments. The Loan provides for monthly payments (except, in the case of a balloon loan, for the final monthly payment of such loan) which fully amortize the loan over its term.

      P. Enforceability. Each Loan contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the lien provided thereby.

      Q. One Original. There is only one original executed Loan contract, which has been delivered to Custodian on or before the related Purchase Date.

      R. Genuine Documents. All documents submitted are genuine, and all other representations as to each Loan, including the List of Home Improvement Loans or List of Home Equity Loans, as applicable, are true and correct. Any copies of documents provided by Seller are accurate and complete (except that, with respect to each Loan that was originated by a contractor or lender other than Seller, Seller makes such representation and warranty only to the best of Seller's knowledge).

      S. Origination. Each Home Improvement Loan was originated by a home improvement contractor in the ordinary course of such contractor's business or was originated by Seller directly. Each Home Equity Loan was originated by a home equity lender in the ordinary course of such lender's business or was originated by Seller directly. Each such Loan that was originated by a home improvement contractor or home equity lender was purchased by Seller in the regular course of its business.

      T. Underwriting Guidelines. Each Loan was originated or purchased in accordance with Seller's then-current underwriting guidelines.

      U. Good Repair. The property described in the mortgage securing any Loan is, to the best of Seller's knowledge, free of damage and in good repair.

      V. Interest Rate and Payment Amount Adjustments. With respect to each Loan that does not provide for a fixed interest rate over the life of the Loan, the Loan interest rate and monthly payment have been adjusted in accordance with the terms of the Loan. All required notices of interest rate and payment amount adjustments have been sent to the obligor on a timely basis and the computations of such adjustments were properly calculated. All Loan interest rate adjustments have been made in strict compliance with state and federal law and the terms of the related Loan.

      W. No Liens. In the case of each Loan other than an Unsecured Home Improvement Loan, there are, to the best of Seller's knowledge, no liens or claims that have been filed for work, labor or materials affecting the real property securing the Loan that are or may be liens prior to, or equal or coordinate with, the lien of the Loan.

      X. Primary Resident. At the time of origination of the Loan, the obligor was the primary resident of the related real property.

      Y. Proceedings. There is no proceeding pending or, to Seller's knowledge, threatened for the total or partial condemnation of collateral securing a Loan.

      Z. Marking Records. Seller has caused the portions of the Electronic Ledger relating to the Loans to be clearly and unambiguously marked to indicate that such Loans are owned by Custodian in accordance with the terms of the related Custodial Agreement.

      AA. No Adverse Selection. Except for the effect of the representations and warranties made hereunder, no adverse selection procedures have been employed in selecting the Loans.

                                                                       EXHIBIT C



          REPRESENTATIONS WITH RESPECT TO RETAIL INSTALLMENT CONTRACTS


      A. Payments. The scheduled payment of principal and interest for the next Due Date was made by or on behalf of the obligor (without any advance from Seller or any Person acting at the request of Seller) or was not delinquent for more than 30 days.

      B. No Waivers. The terms of the Retail Installment Contract have not been waived, altered or modified in any respect, except by instruments or documents identified in the Retail Installment Contract file.

      C. Binding Obligation. The Retail Installment Contract is the legal, valid and binding obligation of the obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights general.

      D. No Defenses. The Retail Installment Contract is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Retail Installment Contract or the exercise of any right thereunder will not render the Retail Installment Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

      E. Origination. The Retail Installment Contract was originated by a dealer or Seller in the regular course of its business and, if originated by a dealer, was purchased by Seller in the regular course of its business.

      F. Lawful Assignment. The Retail Installment Contract was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Retail Installment Contract to the Custodian or the ownership of the Retail Installment Contracts by the Owner unlawful.

      G. Compliance with Law. All requirements of any federal, state or local law, including, without limitation, usury, truth in lending and equal credit opportunity laws, applicable to the Retail Installment Contract have been complied with and such compliance is not affected by the holding of the Retail

Installment Contracts by the Custodian or the Owner's ownership of the Retail Installment Contracts, and Seller shall maintain in its possession, available for the Buyer's inspection, and shall deliver to the Buyer upon demand, evidence of compliance with all such requirements.

      H. Contract in Force. The Retail Installment Contract has not been satisfied or subordinated in whole or in part or rescinded, and the Seller's lien on the related Consumer Product has not been released in whole or in part.

      I. Purchase Money Security Interest. The Retail Installment Contract creates a "purchase money security interest" (as defined in the Uniform Commercial Code) in favor of Seller in the Consumer Product covered thereby as security for payment of the outstanding principal balance of such Retail Installment Contract and all other obligations of the obligor under such Retail Installment Contract; such security interest has been assigned by Seller to the Custodian, and the Custodian has and will have a valid purchase money security interest in such Consumer Product.

      J. Valid Lien. Seller has a valid and subsisting lien on each Consumer Product evidence of which is in the related Retail Installment Contract file.

      K. Capacity of Parties. All parties to the Retail Installment Contract had capacity to execute the Retail Installment Contract.

      L. Good Title. Prior to the transfer to the Custodian, Seller is the owner of the Retail Installment Contract and has the authority to sell, transfer and assign the Retail Installment. Seller has not sold, assigned or pledged the Retail Installment Contract to any Person other than the Custodian.

      M. No Defaults. There was no default, breach, violation or event permitting acceleration existing under the Retail Installment Contract and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Retail Installment Contract. Seller has not waived any such default, breach, violation or event permitting acceleration.

      N. No Liens. There are, to the best of Seller's knowledge, no liens or claims which have been filed for work, labor or materials affecting the Consumer Product which are or may be liens prior to, or equal or coordinate with, the lien of the Retail Installment Contract.


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

      O. Equal Installments. The Retail Installment Contract has a fixed rate and provides for level monthly payments which fully amortize the loan over its term.

      P. Enforceability. The Retail Installment Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security.

      Q. One Original. There is only one original executed the Retail Installment Contract, which is held by Seller.

      R. No Adverse Selection. Except for the effect of the representations and warranties made hereunder, no adverse selection procedures have been employed in selecting the Retail Installment Contracts.




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